ING LOGO AMERICAS US Legal Services

J. Neil McMurdie Counsel (860) 723-2229 Fax: (860) 723-2216 neil.mcmurdie@us.ing.com

April 16, 2007

BY EDGARLINK

U.S. Securities and Exchange Commission 100 F Street, NE Washington, DC 20549

Re:	ReliaStar Life Insurance Company
Select*Life Variable Account
Post-Effective Amendment No. 12 to Registration Statement on Form N-6
Prospectus Title: Variable Accumulation DesignSM
File Nos.: 333-47094 and 811-04208

Ladies and Gentlemen:

ReliaStar Life Insurance Company (the "Company") hereby acknowledges that:

  Should the Securities and Exchange Commission (the "Commission") or its staff, acting pursuant to delegated authority, declare the above-captioned filing of a Registration Statement on Form N-6 effective, such action does not foreclose the Commission from taking any action with respect to the filing;
  The action of the Commission or its staff, acting pursuant to delegated authority, in declaring this filing effective, does not relieve the Company from its full responsibility for the adequacy and accuracy of the disclosure in the filing; and
  The Company may not assert this action as defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

If you have any questions, please call me at 860-723-2229.

Sincerely,

/s/ J. Neil McMurdie J. Neil McMurdie Hartford Site 151 Farmington Avenue, TS31 Hartford, CT 06156-8975	ING North America Insurance Corporation